SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   December 4, 2000

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware 1-11596 58-1954497

(State or other  (Commission File    (IRS Employer

jurisdiction of      Number)   Identification No.)

 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653

 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code     (352) 373-4200

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On December 4, 2000, Perma-Fix Environmental Services, Inc. (the "Company") entered into a commitment letter with PNC Bank, National Association ("PNC"), whereby PNC agreed to provide the Company with up to $22,000,000 in senior secured financing. The financing will consist of a revolving credit facility of up to $15,000,000, based on a percentage of the eligible receivables of the Company and its subsidiaries, and a term loan of up to $7,000,000, all of which is subject to the terms and conditions as more fully described in the commitment letter.

Funding of the financing is subject to the completion of a definitive loan agreement and the other terms and conditions set forth in the commitment letter. If the financing is completed, the Company intends to utilize the proceeds (a) to refinance existing revolving and term loan credit facility, (b) to refinance a short term seller note in connection with the acquisition of Diversified Scientific Services, Inc., and (c) for general working capital purposes.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

4.1 Commitment Letter, dated December 4, 2000, between Perma-Fix Environmental Services, Inc. and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: /s/ Richard T. Kelecy

Richard T. Kelecy

Chief Financial Officer

Date:  December 7, 2000

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